Exhibit 99.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of the Effective Date between QuadraMed Corporation, a Delaware corporation with offices at 12110 Sunset Hill Road, Suite 600, Reston, Virginia 20190 (“Company”), and Keith B. Hagen, an individual currently residing at 3908 Conference Cove, Austin, Texas 78730 (“Employee”).

PART ONE - DEFINITIONS

Definitions. For purposes of this Agreement, the following definitions will be in effect:

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the Company’s state of incorporation;

(ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) a transfer of all or substantially all of the Company’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means QuadraMed Corporation, a Delaware corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Effective Date” shall mean October 17, 2005.

“Employee” means Keith B. Hagen.

“Employee Benefit Plan” shall have the meaning given the term under Section 3 of ERISA.

“Employment Period” means the period of Employee’s employment with the Company governed by the terms and provisions of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Involuntary Termination” means the termination of the Employee’s employment with the Company:

(i) involuntarily upon Employee’s discharge or dismissal or the Company’s failure to renew this Agreement pursuant to Section 5 (either in the initial term of this Agreement or in any extension); or

(ii) voluntarily or involuntarily, provided such termination occurs in connection with one of the following events without Employee’s written concurrence: (a) a change in Employee’s position with the Company or any successor which materially reduces Employee’s level of responsibility, (b) a material reduction in Employee’s level of compensation (including base salary, fringe benefits and any non-discretionary bonuses or other incentive payments earned pursuant to objective standards or criteria) or (c) a relocation of Employee’s principal place of employment by more than forty-five (45) miles from Reston, Virginia.

“Option” means the stock options granted to Employee as provided in Section 7.A. below.

“Restricted Stock” means the shares of Company Common Stock issued to Employee as provided in Section 7.B. below.

“Term” shall mean the term beginning on the Effective Date and ending on the second anniversary thereof, subject to the provisions of Section 5.

“Termination for Cause” shall mean an Involuntary Termination of Employee’s employment for (i) one or more acts of fraud, embezzlement, misappropriation of proprietary information, misappropriation of the Company’s trade secrets or other confidential information, a breach of Employee’s fiduciary duties to the Company or any other misconduct adversely affecting the business reputation of the Company in a material manner; or (ii) Employee’s failure to adhere in any material way to any written Company policy material to the Company, including the Proprietary Information and Non-Competition Agreement, or the terms of this Agreement or Employee’s failure to perform the material duties of Employee’s position following written notice from the Company describing the failure and a reasonable opportunity to cure such failure, if such failure is susceptible of cure.

PART TWO - TERMS AND CONDITIONS OF EMPLOYMENT

The following terms and conditions will govern Employee’s employment with the Company throughout the Employment Period and will also, to the extent expressly indicated below, remain in effect following Employee’s cessation of employment with the Company.

1. Employment and Duties. The Company shall employ Employee as an executive officer in the position of Chief Executive Officer. Employee’s principal place of employment shall be at the Company’s offices in Reston, Virginia. Employee agrees to continue in such employment for the duration of the Employment Period and to perform in good faith and to the best of Employee’s ability all services which may be required of Employee in Employee’s executive position and render such services at all reasonable times and places in accordance with reasonable directives and assignments issued by the Board or any Committee thereof. During Employee’s Employment Period, Employee will devote Employee’s full time and effort to the business and affairs of the Company within the scope of Employee’s executive office.

2. Terms of Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

3. Service as Director. As soon as practicable on or after the Effective Date, Employee will be appointed to serve as a member of the Board. For as long as Employee shall continue to serve as a member of the Board, he shall stand for re-election to such position at each annual meeting of the Company’s stockholders. Employee’s failure to be re-elected to the Board, in and of itself, shall not constitute a termination of this Agreement, nor shall it entitle Employee to severance or welfare benefits as provided in Section 14 or otherwise. Pursuant to the Company’s policies, Employee will fulfill his duties as a director without additional compensation. This Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or the stockholders to remove the Employee from the Board at any time in accordance with the provisions of applicable law.

4. Performance Evaluation. Employee will receive an annual performance appraisal by the Compensation Committee on terms consistent with the Company’s policies and past practice with respect to executive employees.

5. Term; Automatic Extension, Etc. The initial term of this Agreement shall be two (2) years from the Effective Date. Commencing on the second anniversary of the Effective Date, and on each succeeding anniversary, the term of this Agreement shall automatically be extended for one (1) additional year unless, not less than thirty (30) days preceding such anniversary date, either party to this Agreement shall have given written notice to the other party pursuant to Section 12 that such party will not extend the term of this Agreement.

6. Compensation.

A. Company will pay Employee a signing bonus of Sixty Five Thousand ($65,000.00) Dollars on or before the Effective Date.

B. For the initial Term of this Agreement, Employee’s base salary will be paid at the annual rate of Four Hundred Ten Thousand Dollars ($410,000.00). Employee’s annual rate of base salary may be increased each calendar year by the Compensation Committee and/or Board, but shall not be decreased.

C. Employee’s base salary will be paid at periodic intervals in accordance with the Company’s payroll practices for salaried employees.

D. Employee shall be entitled to receive a guaranteed bonus of Two Hundred Five Thousand Dollars ($205,000) upon continued employment with the Company through December 31, 2006. In the event of a termination of Employee’s employment prior to December 31, 2006, Employee shall receive a pro-rated portion of the guaranteed bonus; provided, however, that in the event of an Involuntary Termination (other than a Termination for Cause) prior to December 31, 2006, Employee shall receive the applicable severance benefit provided in Section 11 in lieu of all or any portion of the guaranteed bonus.

E. If Employee’s employment with the Company shall have continued through December 31, 2006, Employee shall be eligible for an additional incentive compensation bonus of up to Two Hundred Five Thousand Dollars ($205,000) based upon satisfaction of certain performance objectives tied to the Company’s 2006 Business Plan. These performance objectives shall be developed initially by the Compensation Committee. The Compensation Committee and Employee shall meet and consult and in good faith determine the performance objectives by which this incentive bonus shall be measured. This incentive bonus can be earned on a pro-rata basis according to criteria to be developed by the Compensation Committee; provided, however, that in the event of an Involuntary Termination (other than a Termination for Cause) prior to December 31, 2006, Employee shall receive the applicable severance benefit provided in Section 11. All bonuses payable to Employee hereunder shall be payable in accordance with the Company’s bonus plan implemented in accordance with its prior practice with respect to its executive officers. All bonuses pursuant to this paragraph are subject to final approval by the Compensation Committee.

F. After December 31, 2006, Employee shall be eligible for an annual incentive compensation bonus of up to one hundred percent (100%) of Employee’s then-current annual rate of base salary based upon satisfaction of certain performance objectives tied to the Company’s annual Business Plan. These performance objectives shall be developed annually by the Compensation Committee. The Compensation Committee and Employee shall meet and consult and in good faith determine the performance objectives by which this incentive bonus shall be measured. This incentive bonus can be earned on a pro-rata basis according to criteria to be developed by the Compensation Committee. All bonuses payable to Employee hereunder shall be payable in accordance with the Company’s bonus plan implemented in accordance with its prior practice with respect to its executive officers. All bonuses pursuant to this paragraph are subject to final approval by the Compensation Committee.

G. The Company will deduct and withhold, from the compensation payable to Employee hereunder, any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

7. Equity Incentives.

A. Stock Options. On the Effective Date, the Company will grant Employee non-qualified stock options to purchase a total of 550,000 shares of Common Stock in the Company at an exercise price equal to the closing price of the Company’s Common Stock as of the last trading day immediately preceding the Effective Date (the “Options”). The Options will be subject to vesting over a four-year period with one-fourth (1/4th) of the Options vesting upon the first anniversary of the Effective Date and the remaining three-fourths (3/4th) of the Options vesting ratably on a monthly basis thereafter, provided Employee remains employed by the Company through such vesting dates. The Options shall otherwise be subject to the terms and conditions contained in the Inducement Stock Option Agreement dated the date hereof between the Employee and the Company (the “Inducement Stock Option Agreement”).

B. Restricted Stock. On the Effective Date, the Company will issue Employee 550,000 shares of restricted Common Stock of the Company (the “Restricted Stock”). All restrictions on transfer in respect of such shares shall lapse on the third anniversary of the Effective Date, provided the Employee remains employed by the Company through such date. All such shares of Restricted Stock shall otherwise be subject to the terms and conditions contained in the Restricted Stock Agreement dated the date hereof between the Employee and the Company (the “Restricted Stock Agreement”).

C. Additional Grants. Employee shall be eligible for additional option grants on an annual basis as determined by the Board or the Compensation Committee.

8. Expense Reimbursement; Fringe Benefits; Relocation Expenses.

A. Employee will be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by Employee in the performance of Employee’s duties hereunder; provided Employee furnishes the Company with vouchers, receipts and other substantiation of such expenses in accordance with Company policies. Employee shall also be entitled to reimbursement of reasonable relocation expenses from Austin, Texas to Reston, Virginia in an amount that is expected not to exceed One Hundred Fifty Thousand Dollars ($150,000). In the event Employee’s actual relocation expenses exceed this amount, the Board and Employee shall discuss in good faith reimbursement for any such additional amounts reasonably incurred and any resulting adverse tax consequences to Employee, it being the parties’ intention that Employee shall not incur any reasonable out-of-pocket costs associated with relocation. Reimbursement for any relocation expenses in excess of the amount specified in this paragraph must be approved by the Board or the Compensation Committee.

B. During the Employment Period, Employee will be eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, accidental death and dismemberment plan, short-term disability program and other employee benefit plans, including profit sharing plans, cafeteria benefit programs and stock purchase and option plans, which are made available to executives and for which Employee qualifies.

9. Paid Time Off (PTO). Employee will accrue five (5) weeks of PTO benefits during each calendar year of the Employment Period in accordance with the Company policy in effect for executive officers. In calendar year 2005, Employee’s PTO benefits will be prorated, and he shall accrue PTO at the rate of 8.33 hours per pay period.

10. Death or Disability.

A. Upon Employee’s death or permanent disability during the Employment Period, the employment relationship created pursuant to this Agreement will immediately terminate and no further compensation will become payable to Employee pursuant to Section 6 or Section 11 hereof. In connection with such termination by reason of death, the Company will only be required to pay Employee’s estate any unpaid compensation earned under Section 6 for services rendered through the date of Employee’s death. In connection with such termination by reason of permanent disability, the Company will be required to pay to Employee any unpaid compensation earned under Section 6 for services rendered through the date of Employee’s disability, together with any income continuation payments provided Employee under any disability income/insurance policies or programs funded by the Company on Employee’s behalf.

B. Employee will be deemed permanently disabled if Employee is so characterized pursuant to the terms of the Company’s disability policies or programs applicable to Employee from time to time, or if no such policy is applicable, if Employee is unable to perform the essential functions of Employee’s duties for physical or mental reasons for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period.

C. Upon death or permanent disability of Employee, the relevant terms of the Inducement Stock Option Agreement and Restricted Stock Agreement will apply.

11. Severance Benefits. Notwithstanding anything herein to the contrary, Employee will be entitled to receive only the severance benefits specified below in the event there should occur a termination of Employee’s employment (except as provided in Section 10 above):

A. Severance Benefit. If Employee is terminated by reason of an Involuntary Termination of Employee’s employment (other than a Termination for Cause), the Company will make a severance payment to Employee in an aggregate amount equal to the sum of one year (12 months) of the Employee’s then-current base salary and Employee’s then-current maximum incentive compensation bonus for such fiscal year available under Section 6 payable in one lump sum within thirty (30) days of the date of such an Involuntary Termination. Employee may elect, in his sole discretion, to have the severance benefit pursuant to this Section paid in approximately equal monthly installments over a twelve (12)-month period following the date of such Involuntary Termination.

B. Effect on Options and Restricted Stock Upon Involuntary Termination. If Employee is terminated by reason of an Involuntary Termination of Employee’s employment (other than a Termination for Cause), Employee’s Options and Restricted Stock will (to the extent not then otherwise exercisable or vested) automatically accelerate and vest as of the date of Involuntary Termination, in accordance with the Inducement Stock Option Agreement and the Restricted Stock Agreement, respectively. Each accelerated Option, together with all of Employee’s other vested Options, will remain exercisable following such Involuntary Termination and may be exercised for any or all of the Option shares, including the accelerated shares, in accordance with the exercise provisions of the Inducement Stock Option Agreement evidencing the grant.

C. Welfare Benefits. For a period of twelve (12) months following any such Involuntary Termination, the Company shall provide Employee (and Employee’s dependents, as applicable) with the same welfare benefits (other than disability) to which Employee was entitled as an employee immediately before the Involuntary Termination. To the maximum extent permitted by applicable law, the benefits provided under this Section 11 shall be in discharge of any obligations of the Company or any rights of Employee under the benefit continuation provisions under Section 4980A of the Code and Part VI of Title I of ERISA (“COBRA”) or any other legislation of similar import.

D. Severance and Welfare Benefits after Change in Control. If Employee is terminated by reason of an Involuntary Termination of Employee’s employment (other than a Termination for Cause) in connection with or within six (6) months following a Change in Control, Employee will be entitled to the severance and welfare benefits described below in this Section. These benefits are in lieu of any entitlement to severance and welfare benefit continuation under any preceding subsection or subsections of this Section, but in addition to any entitlements arising under other provisions of this Agreement (e.g., provisions providing accelerated vesting of Options or lapsing of restrictions on Restricted Stock upon Involuntary Termination). These benefits are as follows:

1. A severance payment, payable in one lump sum within thirty days (30) days of the date of such an Involuntary Termination, in an aggregate amount equal to the sum of (a) two (2) times one year (12 months) of the Employee’s then-current base salary and (b) Employee’s then-current maximum incentive compensation bonus for such fiscal year available under Section 6. Employee may elect, in his sole discretion, to have the severance benefit payable pursuant to this Section paid in approximately equal monthly installments over a twelve (12)-month period following the date of such Involuntary Termination.

2. For a period of twelve (12) months Employee (and his dependents, if otherwise eligible) shall be provided by the Company with the same welfare benefits (other than disability) to which he was entitled to as an employee of the Company immediately before such Involuntary Termination (excluding, however, any severance plan benefits). In the event that under applicable law or the terms of any relevant Employee Benefit Plan such participation, benefits and/or coverage cannot be provided under an existing Company Employee Benefit Plan, such coverage and/or benefits shall be provided directly by the Company pursuant to this Agreement on a comparable basis. In its sole discretion, the Company may obtain such coverage and benefits through private insurance acquired at the Company’s expense. To the maximum extent permitted by applicable law, any benefit coverage provided pursuant to this paragraph shall be in discharge of any obligations of the Company or any rights of Employee and his dependents under the benefit continuation provisions under Section 4980A of the Code and Part VI of Title I of ERISA (“COBRA”) or any other legislation of similar import.

E. Release of Company. Receipt of severance and welfare benefits pursuant to this Section 11 shall be in lieu of all other amounts payable by the Company to Employee and in settlement and complete release of all claims Employee may have against the Company or its directors, officers, or shareholders, other than those arising out of the severance and welfare benefits due and payable under this Agreement and Employee’s rights under this Agreement. Employee acknowledges and agrees that execution of a general release of claims by Employee in a form reasonably acceptable to the Company shall be a condition precedent to the Company’s obligation to pay severance and welfare benefits hereunder.

F. Restrictive Covenant. During the Employment Period, Employee will not directly or indirectly, whether for Employee’s own account or as an employee, director, consultant or advisor, provide services to any business enterprise other than the Company, unless otherwise authorized by the Board in writing

12. Non-Solicitation and Non-Disparagement; Confidentiality; Ownership Rights. Employee will execute and be bound by all the terms and provisions of the Proprietary Information and Non-Competition Agreement, dated of even date herewith, which is incorporated in whole herein by this reference. Nothing in this document will be deemed to modify or affect Employee’s duties and obligations under such other agreement, which shall be deemed to be obligations under this Agreement.

13. Termination of Employment.

A. The Company (or any successor entity resulting from a Change in Control) may terminate Employee’s employment under this Agreement at any time for any reason, with or without cause, by providing Employee with at least seven (7) days prior written notice. However, such notice requirement will not apply in the event there is a Termination for Cause under subsection D below.

B. In the event there is a termination of Employee’s employment by reason of an Involuntary Termination of Employee’s employment with the Company (other than Termination for Cause) during the Term, Employee will become entitled to the benefits specified in Section 11 in addition to any unpaid compensation earned by Employee under Section 6 for services rendered prior to such termination.

C. Should Employee’s employment with the Company terminate by reason of Employee’s death or permanent disability during the Employment Period, no severance benefits will be payable to Employee under Section 11, and only the limited death or disability benefits provided under Section 10 will be payable.

D. The Company may at any time, upon written notice, terminate Employee’s employment hereunder for any act qualifying as a Termination for Cause or at any time following the expiration of the Term. Such termination will be effective immediately upon such notice.

E. Upon such Termination for Cause or at any time following the expiration of the Term, the Company will only be required to pay Employee any unpaid compensation earned by Employee pursuant to Section 6 for services rendered through the date of such termination, and no termination or severance benefits will be payable to Employee under Section 11.

14. Mitigation. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise and no future income earned by Employee from employment or otherwise shall in any way reduce or offset any payments due to Employee hereunder. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee’s existing rights which would accrue solely as a result of the passage of time, under any Company Employee Benefit Plan, “payroll practice” (as defined in ERISA), compensation arrangement, incentive plan, stock option or other stock-related plan.

15. Indemnification. The indemnification provisions for officers and directors under the Company’s Amended and Restated Certificate of Incorporation, Bylaws and any indemnification agreement between Employee and the Company will (to the maximum extent permitted by law) be extended to Employee, during the period following Employee’s Involuntary Termination, with respect to any and all matters, events or transactions occurring or effected during Employee’s Employment Period.

16. Choice of Law. The provisions of this Agreement will be construed and interpreted under the laws of the Commonwealth of Virginia, excluding such jurisdiction’s conflict of laws principles.

17. Injunctive Relief and Additional Remedy. Employee acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of Sections 11(F) and the Proprietary Information and Non-Competition Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement and the Company will not be obligated to post bond or other security in seeking such relief.

18. Representations and Warranties by Employee. Employee represents and warrants to the Company that the execution and delivery by Employee of this Agreement do not, and the performance by Employee of Employee’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound, excluding Employee’s employment agreement, dated January 23, 2003, with Misys PLC, a copy of which has been provided to the Company.

19. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one parry will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

20. Binding Effect; Delegation of Duties. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the stock, business or assets of the Company, whether by merger, consolidation, division, sale or otherwise (and such successor shall thereafter be deemed the “Company” for purposes of this Agreement). The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such succession had not taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement entitling Employee to the benefits hereunder, as though Employee were subject to Involuntary Termination. This Agreement shall be binding and inure to the benefit of Employee, Employee’s successors, assigns, executors, administrators or beneficiaries. The duties and covenants of Employee under this Agreement, being personal, may not be delegated.

21. Entire Agreement; Amendments. This Agreement and the Proprietary Information and Non-Competition Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement and the Proprietary Information and Non-Competition Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

22. Arbitration. Any controversy which may arise between Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this Agreement or any claim arising from or relating to this Agreement will be submitted to final and binding arbitration in Reston, Virginia or in any other mutually acceptable location in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Notwithstanding the foregoing, any controversy which may arise between the Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of the Proprietary Information and Non-Competition Agreement shall be subject to the terms for dispute resolution provided in the Proprietary Information and Non-Competition Agreement.

Employee and the Company understand and agree that the Company shall bear the Arbitrator’s fee and any other type of expense or cost that Employee would not be required to bear if he were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration. Employee and the Company shall each pay their own attorneys’ fees incurred in connection with the arbitration, and the Arbitrator will not have authority to award attorneys’ fees unless a statute or contract at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the Arbitrator shall have the authority to make an award of attorneys’ fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Employee is the prevailing party in the arbitration, the Arbitrator will decide this issue.

23. Severability. If any court of competent jurisdiction holds any provision of this Agreement or all or any portion of the Proprietary Information and Non-Competition Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement or the Proprietary Information and Non-Competition Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

24. Counterparts, Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. To the maximum extent permitted by applicable law, this Agreement may be executed via facsimile.

25. Notices. Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at Office of the Assistant General Counsel, 12110 Sunset Hill Road, Suite 600, Reston, Virginia 20190 and to Employee at the most recent address reflected in the Company’s permanent records.

26. Legal Costs. Except as provided in Section 22 above, if any legal action or other proceeding is brought by either party for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding. The Company shall bear all legal costs and expenses incurred in the event the Company should contest or dispute the characterization of any amounts paid pursuant to this Agreement as being nondeductible under Section 280G of the Code or subject to imposition of an excise tax under Section 4999 of the Code.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as a sealed instrument as of the Effective Date.

QUADRAMED CORPORATION		Keith B. Hagen

By:	/s/ David L. Piazza	/s/ Keith B. Hagen
Title:	Chief Financial Officer